UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EASTERN EXPLORATION COMPANY
(Name of small business issuer in its charter)

DELAWARE	1000	N/A
State or jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification #

Eastern Exploration Company
6588 Barnard Drive, Suite 40
Richmond, B.C. V7C 5R8
Telephone: 778-889-3091

(Address and telephone number of principal executive offices)

The Company Corporation
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808
Telephone: 302-636-5440
Facsimile: 302-636-5454

(Name, address and telephone number of agent for service)

Copies of all communications to:
Timothy S. Orr, Esq.
4328 West Hiawatha Drive, Suite 101
Spokane, WA 99208
Phone: (509) 462-2926, Fax: (509) 462-2929

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.
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CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]

Common Stock by Selling Shareholders	4,175,000	$0.025	$104,375.00	$13.22

Total	4,175,000	$0.025	$104,375.00	$13.22

[1]
The offering price has been arbitrarily determined by Eastern Exploration Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2]	Eastern Exploration Company will not receive any of the proceeds from the sale of common stock by selling security shareholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS
EASTERN EXPLORATION COMPANY
4,175,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 7- 9.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.025 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The offering price has been arbitrarily determined by Eastern Exploration Company and bears no relationship to assets, earnings, or any other valuation criteria.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: July 28, 2006

Table Of Contents

Page

Summary	5

Risk Factors	7

If we do not obtain additional financing, our business will fail	7

Because we have not commenced business operations, we face a high risk of business failure	7

Because of the speculative nature of explorations of mining properties, there is a substantial risk that our business will fail	8

Our independent auditor has raised substantial doubt about our ability to continue as a going concern	8

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	8

Even if we discover commercial reserves of precious metals on the Ship Harbour Claim property, we may not be able to successfully commence commercial production	8

Because our officer and sole director owns 70.55% of our outstanding stock, he could control and make corporate decisions that may be disadvantageous to other minority stockholders	8

Because our officer and sole director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	9

Because our officer and sole director has no technical experience in mineral exploration, our business has a high risk of failure	9

If a market for our common stock does not develop, shareholders may be unable to sell their shares	9

An investor who purchases our stock is purchasing penny stock which limits his or her ability to sell the stock.	9
Use of Proceeds	10
Determination of Offering Price	10
Dilution	10
Selling Security Holders	10
Plan of Distribution	13
Legal Proceedings	14
Directors, Executive Officers, Promoters and Control Persons	14
Security Ownership of Certain Beneficial Owners and Management	15
Description of Securities	16
Interest of Named Experts and Counsel	16
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	17
Organization Within Last Five Years	17
Description of Business	17
Plan of Operations	22
Description of Property	24
Certain Relationships and Related Transactions	24
Market for Common Equity and Related Stockholder Matters	24
Executive Compensation	25
Financial Statements	27
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	37

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the Ship Harbour claim property in the province of Newfoundland and Labrador, Canada. The Ship Harbour claim is located on the southeast coast of Labrador, approximately 25 kilometers southeast of the community of Charlottetown, immediately south of Occasional Harbour. The Company acquired an option to purchase a 100% undivided interest in the Ship Harbour claim from our President, Anthony Tai, on December 31, 2005.

Our objective is to conduct mineral exploration activities on the Ship Harbour claim in order to assess whether it possesses reserves of copper, nickel and cobalt.  We have not yet identified any economic mineralization on the Ship Harbour claim.  Our proposed exploration program is designed to search for an economically viable mineral deposit.

We were incorporated on August 26, 2005, under the laws of the state of Delaware.  Our principal offices are located at 6588 Barnard Drive, Suite 40, Richmond, British Columbia, Canada V7C 5R8. Our telephone number is (778) 889-3091.

The Offering:

Securities Being Offered	Up to 4,175,000 shares of common stock.

Offering Price
The selling shareholders will sell our shares at $0.025 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The offering price has been arbitrarily determined by Eastern Exploration Company and bears no relationship to assets, earnings, or any other valuation criteria.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 4,175,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	14,175,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceed Eastern Exploration Company will not receive any of the proceeds from the sale of common stock by selling security shareholders.

Summary Financial Information

Balance Sheet

April 30, 2006

Cash	$18,818
Total Assets	$18,818
Liabilities	$4,283
Total Stockholders’ Equity	$14,535

Statement of Operations

From Incorporation on
August 26, 2005 to April 30, 2006

Revenue	$0
Net Loss and Deficit	$(14,515)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Ship Harbour claim, and therefore we will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Ship Harbour claim.  While we have sufficient funds to conduct the recommended phase one exploration program on the claim, which is estimated to cost $7,500, we will need additional funds to complete the phase two program, which is estimated in total to cost $35,000.  Even after completing these two phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Ship Harbour claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on August 26, 2005 and to date have been involved primarily in organizational activities and the acquisition of the Ship Harbour claim.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems related to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Ship Harbour property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of copper, nickel or cobalt is extremely remote.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  In all probability, the Ship Harbour claim does not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended April 30, 2006 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report include that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE SHIP HARBOUR CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Ship Harbour claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing minerals of commercial tonnage and grade, we will require additional funds in order to place the Ship Harbour claim into commercial production.  We may not be able to obtain such financing.

BECAUSE OUR OFFICER AND SOLE DIRECTOR OWNS 70.55% OF OUR OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our officer and sole director owns approximately 70.55% of the outstanding shares of our common stock.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  He will also have the power to prevent or cause a change in control. The interests of our officer and sole director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR OFFICER AND SOLE DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Anthony Tai, intends to devote approximately 15% of his business time providing his services to us.  While Mr. Tai presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Tai’s time from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE OUR OFFICER AND SOLE DIRECTOR HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our officer and sole director has no technical training in the field of geology and specifically in the areas of exploring for minerals, or starting and operating a mine.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological or mining consultants.  As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.  His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  Our shares may never trade on the bulletin board.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment, and most likely would lose the entirety of their investment.

AN INVESTOR WHO PURCHASES OUR STOCK IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will simply refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.025 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  The offering price has been arbitrarily determined by Eastern Exploration Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The selling shareholders named in this prospectus are offering all of the 4,175,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to a Ship Harbour claim property mineral purchase agreement. The shares of our common stock were acquired by our selling shareholders beginning on October 21, 2005 and concluding on January 31, 2006 in an offering that was exempt from registration under Regulation S of the Securities Act of 1933.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering; and

4.	the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
AMY WANG	200,000	200,000	Nil	Nil
15288 105 AVENUE #310
SURREY, BC, CANADA V3R 0W8

DAVID XU	200,000	200,000	Nil	Nil
7095 115TH STREET
DELTA, BC, CANADA V4E 1X7

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
EVAN WONG	200,000	200,000	Nil	Nil
2517 MAIN STREET
VANCOUVER, BC, CANADA V5T 3E5

WARREN WONG	200,000	200,000	Nil	Nil
1328 EAST 27TH AVENUE
VANCOUVER, BC, CANADA V5V 2L8

HEIDI HOI MAN CHAN	200,000	200,000	Nil	Nil
7806 MONTCALM STREET
VANCOUVER, BC, CANADA V6P 4P3

HENRY WONG	200,000	200,000	Nil	Nil
4915 MAIN STREET
VANCOUVER, BC, CANADA V5W 2R2

RAYMOND PHU	150,000	150,000	Nil	Nil
5720 MUSGRAVE CRESCENT
RICHMOND, BC, CANADA V1C 5N3

SYLVIA WONG	150,000	150,000	Nil	Nil
5188 WESTMINSTER HWY #203
RICHMOND, BC, CANADA V7C 5S7

HENRY WONG	150,000	150,000	Nil	Nil
6811 LIVINGSTON PLACE #1
RICHMOND, BC, CANADA V7C 5V8

MARY JANG	150,000	150,000	Nil	Nil
2232 EAST 45TH AVENUE
VANCOUVER, BC, CANADA V5P 1N8

EARNIE CORINGTON	150,000	150,000	Nil	Nil
2960 STEVESTON HWY #36
RICHMOND, BC, CANADA V7E 6C8

HUNG FUK LEE	150,000	150,000	Nil	Nil
11871 HORSESHOEWAY #1117
RICHMOND, BC, CANADA V7A 5H5

JANICE CHAN	150,000	150,000	Nil	Nil
7531 BARKERVILLE COURT
RICHMOND, BC, CANADA V7A 1K8

KEVIN FRANSEN	150,000	150,000	Nil	Nil
22788 NORTON COURT #5
RICHMOND, BC, CANADA V6V 2W7

FLOIS ARANIS	150,000	150,000	Nil	Nil
196 A STREET #3194
LANGLEY, BC, CANADA V3A 1A6

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
MUOI NHI LY	150,000	150,000	Nil	Nil
3480 YARDLEY AVENUE #301
VANCOUVER, BC, CANADA, V5R 6B3

NORMAN JEW	100,000	100,000	Nil	Nil
1430 EAST 17TH AVENUE
VANCOUVER, BC, CANADA V5N 2G8

CHRISTINE LI	100,000	100,000	Nil	Nil
5422 ALBERTA STREET
VANCOUVER, BC, CANADA V5Y 3M3

STAN PANG	100,000	100,000	Nil	Nil
5104 RUBY STREET
VANCOUVER, BC, CANADA V5R 4K3

DILLON EMMONS	100,000	100,000	Nil	Nil
15734 112TH AVENUE
SURREY, BC, CANADA, V4N 1A6

JERRY LOWE	100,000	100,000	Nil	Nil
1405 EAST 15TH AVENUE
VANCOUVER, BC, CANADA V5N 2E4

MURRAY JOHNSTON	100,000	100,000	Nil	Nil
402-4180 NANAIMO STREET
VANCOUVER, BC, CANADA, V5N 5H7

STEVE DONG	100,000	100,000	Nil	Nil
3075 EAST BROADWAY
VANCOUVER, BC, CANADA, V5M 1Z3

IVAND LOVISON	100,000	100,000	Nil	Nil
2932 GRANT STREET
VANCOUVER, BC, CANADA, V5K 3H5

AILE LY	100,000	100,000	Nil	Nil
4502 NANAIMO STREET
VANCOUVER, BC, CANADA, V5N 5J4

HA TO LY	100,000	100,000	Nil	Nil
3683 WELLINGTON AVENUE #209
VANCOUVER, BC, CANADA, V5R 4Z5

NEAL EWERS	100,000	100,000	Nil	Nil
1045 QUAYSIDE DRIVE #505
NEW WESTMINSTER, BC, CANADA V3M 6C9

LYDIA LAU	75,000	75,000	Nil	Nil
6229 SELMA AVE
BURNABY, BC, CANADA V5H 3R1

BAHADUR SINGH VINNING	75,000	75,000	Nil	Nil
14272 90A AVENUE
SURREY, BC, CANADA V3V 7X9

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
NEVIN MAH	75,000	75,000	Nil	Nil
7800 ST. ALBANS ROAD #201
RICHMOND, BC, CANADA V6Y 3Y5

RONG ZHOU	50,000	50,000	Nil	Nil
6060 MAPLE ROAD
RICHMOND, BC, CANADA, V7E 1G5

RICHARD WILLIAMS	50,000	50,000	Nil	Nil
15867 88 AVENUE
SURREY, BC, CANADA V4N 1H6

KYRON SCOTT	50,000	50,000	Nil	Nil
888 EIVEA DRIVE
COQUITLAM , BC, CANADA V3S 6T7

Each of the above shareholders beneficially owns and has sole voting and investment rights over all shares or rights to the shares registered in his or her name.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 14,175,000 of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

1.	has had a material relationship with us other than as a shareholder at any time within the past three years;

2.	has ever been one of our officers or directors; or

3.	is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell their shares at $0.025 per share until their shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $12,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Penny Stocks

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

1.	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

2.	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

3.	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

4.	contains a toll-free telephone number for inquiries on disciplinary actions;

5.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

6.	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

7.	the broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

8.	with bid and offer quotations for the penny stock;

9.	details of the compensation of the broker-dealer and its salesperson in the transaction;

10.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

11.	monthly account statements showing the market value of each penny stock held in the customer's account.

12.
in addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Delaware is:

2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age

Anthony Tai	49

Executive Officers:

Name of Officer	Age	Office

Anthony Tai	49	President, Secretary, Treasurer & Chief Executive Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Anthony Tai has acted as our president, secretary, treasurer, chief executive officer and as our sole director since our incorporation on August 26, 2005.  Mr. Tai graduated from York University with a Bachelor of Arts in Economics. He has over 20 years of experience in finance and accounting, including a supervisory position for the Province of Ontario, and as a cash flow analyst for retailer Mariposa. Subsequently, Mr. Tai took an accounting position with Canadian Toys Vending, Inc., eventually rising to the position of General Manager, where he established a new division of the company to conduct international trade, predominantly with China.

Mr. Tai does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Tai intends to devote approximately 15% of his business time to our affairs.

Term of Office

Our sole director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our sole officer is appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common stock	Anthony Tai	10,000,000	70.55%
Common stock	All officers and directors as a group that consists of one person	10,000,000	70.55%

The percent of class is based on 14,175,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.0001 per share.

Common Stock

As of the date of this prospectus, there were 14,175,000 shares of our common stock issued and outstanding that are held by 34 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Certain legal matters, including the validity of the shares being issued, will be passed upon for the company by Timothy S. Orr, Esq., 4328 West Hiawatha Drive, Suite 101, Spokane, WA 99208, (509) 462-2926.

The financial statements included in this prospectus and the registration statement have been audited by Mackay LLP, 1100 - 1177 West Hastings Street, Vancouver, V6E 4T5, (604) 687-4511 to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Delaware General Corporation Law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on August 26, 2005 under the laws of the state of Delaware.  On that date, Anthony Tai was appointed as our sole director.  As well, Mr. Tai was appointed as our president, secretary, treasurer and chief executive officer.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the exploration of mineral properties with a view to exploiting any mineral deposits we discover.  We own an option to acquire an undivided 100% beneficial interest in one mineral claim known as the Ship Harbour Claim Block. There is no assurance that a commercially viable mineral deposit exists on the Ship Harbour claim.  We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.  We have not yet commenced the initial phase of exploration on the Ship Harbour claim.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.  Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Ship Harbour claim in order to ascertain whether it possesses economic quantities of copper, nickel and cobalt.  There can be no assurance that an economic mineral deposit exists on the Ship Harbour claim until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Ship Harbour claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Ship Harbour Claim Purchase Agreement

On December 31, 2005, Eastern Exploration Company (“the Company”) entered into an Option to Purchase Agreement with Anthony Tai, our officer and director, who is the sole beneficial owner of 100% of the mineral claims identified by Map Staked License 011334M located on the Ship Harbour Claim Block, Port Hope Simpson Area in Eastern Labrador, in the Province of Newfoundland and Labrador, Canada. The agreement grants the Company the exclusive right and option to acquire an undivided 100% of the right, title and interest in and to the claim upon satisfying certain terms and conditions.

The option to acquire the claim is contingent on the Company incurring exploration costs on the claims of a minimum of $12,500 (Canadian) on or before March 31, 2007; as well as the Company incurring exploration costs on the claims of a further $45,000 (for aggregate minimum exploration costs of $57,500) on or before March 31, 2008. Upon exercise of the option, the Company agrees to pay the seller, Anthony Tai, our officer and director, the sum of $35,000 per annum, commencing July 1, 2008, for so long as the Company holds any interest in the claims.

Location, Access and Description

The Ship Harbour claim is located in the Port Hope Simpson area, on the coast of Labrador, approximately 25 kilometers southeast of the community of Charlottetown, immediately south of Occasional Harbour. The claim block consists of eleven claims and is identified by Map Staked License 011334M. Beginning at the northeast corner of the herein described parcel of land, and said corner having UTM coordinates of 5832500 north, 584000 east of Zone 21; thence south 500 meters, thence east 500 meters, thence south 1000 meters, thence west 2000 meters, thence north 1500 meters, thence east 1500 meters to the point of beginning. (All bearings are referred to the UTM grid, Zone 21.)

Access to the claim block is via helicopter out of Charlottetown, as there are no roads for ground vehicles, and motorboat and fixed-wing aircraft can not land on the rugged coastline of the property. There is no electrical power available on the property.

The Ship Harbour area is characterized by undulating hills and varies from heavily wooded to open moss and shrub covered terrain inland of the coastline. The coastal areas are steep, rugged and are typically 100% rock exposure. Access to many areas, particularly along the tide level is difficult or impossible. Elevation ranges from approximately 270 meters above sea level in the northern part of the claim block, to sea level along the coastal areas.

Map 1

Map 2

Title to the Ship Harbour Claim

The Ship Harbour claim block consists of eleven mineral claim comprising 275 hectares (approximately 680 acres).  A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals.  Title to the Ship Harbour claim is registered in the name of Anthony Tai, our President. The Company has an option to purchase the claim (see page 16 for further explanation of the option agreement).

Claim details are as follows:	Claim License Number:	011334M
	Original Issue Date:	October 28, 2005
	Granting Authority:	Government of Newfoundland and Labrador

A mineral exploration license is issued for a term of five years. A minimum of annual assessment work must be done each year to maintain the license in good standing. The minimum annual assessment work is $200 per claim in the first year, $250 per claim in the second year, and $300 per claim in the third year, with higher minimums in subsequent years. The minimum annual assessment work must be completed on or before the anniversary date of the license each year. The assessment report must be submitted within 60 days of the anniversary date each year. Extensions and waivers, subject to certain conditions and fees, are available via application to the Department of Natural Resources, Government of Newfoundland and Labrador.

Mineralization

Four extensively altered gossan zones exist within metasedimentary gneiss in the southern portion of the Ship Harbour claim block and are considered to be related to the northwest trending shear zones and faults, and may be potential surface expressions of sulphide mineralization.  Sulphides are compounds containing sulphur and one additional element, which are often associated with valuable mineralization.

Exploration History

Early knowledge of the Ship Harbour area included a regional 1:500,00 scale compilation of eastern Labrador, carried out by Eade (1962), and reconnaissance mineral exploration activity, carried out by British Newfoundland Corporation Ltd. (Piloski, 1955; Bradley, 1966; and Kranck, 1966). More recently the Ship Harbour claim block area is included in a 1:100,000 scale map produced by Gower et al. (1987).

Gower et al. (1987) noted several gossan zones in the Occasional Harbour area, and to the north in the Dead Islands area. They reported disseminated pyrite, pyrrhotite and chalcopyrite, and grab samples from three of the gossan zones yielding gold values ranging from zero to nine parts per billion.

Geologist Tim S. van Nostrand, from Newfoundland performed the most recent geological, geochemical and geophysical study of the area in 1995 under contract for Consolidated Callinan Flin Flon Mines Limited.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in Newfoundland and Labrador specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

1.	Water discharge will have to meet water standards;

2.	Dust generation will have to be minimal or otherwise re-mediated;

3.	Dumping of material on the surface will have to be re-contoured and re-vegetated;

4.	An assessment of all material to be left on the surface will need to be environmentally benign;

5.	Ground water will have to be monitored for any potential contaminants;

6.	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

7.	There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our officer and sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

On September 30, 2005 Eastern Exploration purchased 10,000 shares of stock from 0736112 B.C. LTD, A British Columbia, Canada Company (“B.C. Company”.) The B.C. Company was incorporated in British Columbia Canada on September 27th, 2005 and Anthony Tie is the sole director and officer of the B.C. Company.

As a result of the above transaction the B.C. Company is a wholly owned subsidiary of Eastern Exploration Company whom owns all of the issued and outstanding shares. The sole purpose of the subsidiary was/is to open a qualified bank account in British Columbia Canada and maintain such account under the exclusive control of Eastern Explorations Company.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Based on previous studies done on the area, the Company plans to undertake an initial exploration program consisting of two phases.  The first phase would consist of geological mapping, prospecting and geochemical sampling. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization.  Geochemical sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization.  All samples gathered are sent to a laboratory where they are crushed and analyzed for metal content.

The first phase is estimated to cost $12,500 as described below.

Budget - Phase I

Mobilization/Demobilization		$5,000
Geologist	3 days @ $500/day	$1,500
Geotechnician	3 days @ $400/day	$1,200
Equipment rental	Fuel, Food, Field Supplies	$500
	Assays 20 @ $30 each	$600
	Helicopter 3 hour @ $1,000	$3,000
	Report	$500
	Filing Fees	$200

Total		$12,500

The second phase would consist of a follow-up of the initial stage geological mapping and include a detailed geophysical survey.  As much of the property remains unmapped, the entire claim block would be flown by airborne magnetic and electromagnetic surveys. Horizontal loop electromagnetic (HLEM) surveying should be carried out over the entire claim block wherever possible. This will help determine the probability of sulphide mineralization occurring within the claim block. Also HLEM surveying and ground magnetic surveying would need to be carried out over any areas of positive results from airborne surveying.

The second phase would cost approximately $45,000 as outlined below.

Budget - Phase II

Mobilization\Demobilization	$10,000
Airborne MAG-EM Survey	$15,000
Horizontal Loop Electromagnetic Survey	$9,500
Data Reduction and Report	$2,500
Administration Fees and Taxes	$8,000

Total	$45,000

We plan to commence the phase one exploration program on the Ship Harbour claim in the Fall of 2006.  The program and follow-up report should take approximately one month to complete.  Contingent on this offering, we will then undertake the phase two work program during the Spring of 2007.  This program will take approximately one month to complete.  We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for either of these exploration programs.

In addition, contingent on this offering, we anticipate spending an additional $15,000 on administrative fees over the next twelve months, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $72,500.

While we have enough funds to cover the first phase of our exploration and some of our anticipated expenses, we will require additional funding in order to proceed with the second phase of exploration on the Ship Harbour claim.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans.  We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through April 30, 2006

We have not earned any revenues from our incorporation on August 26, 2005 to April 30, 2006.  We do not anticipate earning revenues unless we enter into commercial production on the Ship Harbour claim, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Ship Harbour claim, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $14,515 for the period from our inception on August 26, 2005 to April 30, 2006. These operating expenses were comprised of general and administration expenses, and professional fees.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own the mineral exploration rights relating to the Ship Harbour mineral claim.  We do not own any real property interest in the Ship Harbour claim or any other property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

1.	Any of our directors or officers;

2.	Any person proposed as a nominee for election as a director;

3.	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

4.	Our sole promoter, Anthony Tai;

5.	Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 34 registered shareholders.

Rule 144 Shares

A total of 10,000,000 shares of our common stock are available for resale to the public after October 21, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 141,750 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 10,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Delaware Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on August 26, 2005 to April 30, 2006 and the subsequent period to the date of this prospectus.

Annual Compensation

Name	Title	Year	Salary	Bonus	Other Comp.	Restricted Stock Awarded	Options/ SARS (#)	LTP payouts ($)
Anthony Tai	President, Secretary, Treasurer, CEO, & Director	2005	$0	$0	$0	$0	$0	$0

Stock Option Grants

We have not granted any stock options to the executive officer since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers.  We do not pay Mr. Tai any amount for acting as a director of the Company.

EASTERN EXPLORATION COMPANY

(An Exploration Stage Company)
CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED BALANCE SHEET

CONSOLIDATED STATEMENT OF OPERATIONS

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

CONSOLIDATED STATEMENT OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Auditors’ Report

To the Shareholders of
Eastern Exploration Company
(an Exploration Stage Company)

We have audited the consolidated balance sheet of Eastern Exploration Company as at April 30, 2006 and the consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from incorporation August 26, 2005 to April 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly in all material respects, the financial position of the Company as at April 30, 2006 and the results of its operations and its cash flows for the period from incorporation August 26, 2005 to April 30, 2006 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MacKay LLP
Vancouver, Canada.
June 15, 2006	Chartered Accountants

EASTERN EXPLORATION COMPANY
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEET

April 30, 2006

CURRENT ASSETS
Cash	$18,818

TOTAL ASSETS	$18,818

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accrued Liabilities	$4,005
Due to related party ( Note 5)	278

4,283

GOING CONCERN (Note 1)

STOCKHOLDERS’ EQUITY (Note 4)
Common stock, 75,000,000 shares authorized with $0.0001 par value
Issued and outstanding
14,175,000 common shares	1,417
Additional paid-in-capital	27,633
Deficit accumulated during exploration stage	(14,515)

14,535

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,818

                                             Sole Director

The accompanying notes are an integral part of these financial statements.

EASTERN EXPLORATION COMPANY
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from August 26, 2005 (inception) to April 30, 2006

GENERAL AND ADMINISTRATIVE EXPENSES

Office and general	$510
Professional fees	14,005

14,515

NET LOSS FOR THE PERIOD	$(14,515)

BASIC LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,229,301

The accompanying notes are an integral part of these financial statements.

EASTERN EXPLORATION COMPANY
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM AUGUST 26, 2005 (INCEPTION) T0 APRIL 30, 2006

	Common Stock		Additional	Deficit Accumulated During
	Number of Shares	Amount	Paid in Capital	Exploration Stage	Stockholders’ Equity

Balance, August 26, 2005 (inception)	-	$-	$-	$-	$-

Common stock issued for cash at $0.0004 per share, to the sole director and president October 21, 2005	10,000,000	1,000	3,000	-	4,000

Common stock issued for cash at $0.006 per share on October 21, 2005	1,858,333	186	10,964	-	11,150

Common stock issued for cash at $0.006 per share on December 2, 2005	1,075,000	107	6,343	-	6,450

Common stock issued for cash at $0.006 per share on January 31, 2006	1,241,667	124	7,326	-	7,450

Net loss for the year ended April 30, 2006	-	-	-	(14,515)	(14,515)

Balance, April 30, 2006	14,175,000	$1,417	$27,633	$(14,515)	$14,535

Prior period information has been restated to reflect the March 16, 2006 5 to 1 forward stock split.

.The accompanying notes are an integral part of these financial statements.

EASTERN EXPLORATION COMPANY
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from August 26, 2005 (inception) to April 30, 2006

CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss for the period	$(14,515)
Adjustment to reconcile net loss to net cash from operating activities
- accounts payable and accrued liabilities	4,005

NET CASH USED IN OPERATING ACTIVITY	(10,510)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on sale of common stock	29,050
Related party advances	278

NET CASH PROVIDED BY FINANCING ACTIVITIES	29,328

INCREASE IN CASH	18,818

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$18,818

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

EASTERN EXPLORATION COMPANY
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Eastern Exploration Company (the “Company”) is an exploration stage company that was organized to engage in the business of natural resource exploration in the Province of Newfoundland, Canada. The Company has a wholly owned subsidiary, 0736112 B.C. Ltd., which was incorporated on September 27, 2005 in the Province of British Columbia, Canada.

Principles of consolidation
The consolidated financial statements include the accounts of the company’s wholly owned subsidiary, 0736112 B.C. Ltd.

Going concern
The Company commenced operations on August 26, 2005 and has not realized any revenues since inception. The Company has a deficit accumulated to the period ended April 30, 2006 in the amount of $14,515. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company is funding its initial operations by way of Private Placement. As of April 30, 2006 the Company had issued 14,175,000 shares of common stock in the capital of the Company and had received proceeds of $29,050.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on August 26, 2005 in the State of Delaware. The Company’s fiscal year end is April 30.

Basis of presentation
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Exploration stage company
The Company is considered to be in the exploration stage as defined in Statement of Financial Accounting Standards No. 7.

Natural resource properties
Natural resource properties consist of exploration and mining concessions, options and contracts. Acquisitions, leasehold costs and exploration costs are expensed as incurred until an independent feasibility study has determined that the property is capable of economic commercial production.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Financial Instruments
All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

EASTERN EXPLORATION COMPANY
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss per Common Share
Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings (loss) per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Income taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carryforwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at April 30, 2006 the Company had net operating loss carryforwards, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Stock-based Compensation
SFAS No. 123, "Accounting for Stock-Based Compensation", as issued by the Financial Accounting Standards Board (“FASB”), as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - transition and disclosure", encourages the use of the fair value based method of accounting for stock-based employee compensation. SFAS No. 123 allows entities to continue to apply the intrinsic value method prescribed by Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations and provide pro forma disclosures of net income (loss) and earnings (loss) per share. Under APB 25, compensation cost is measured based on the excess, if any, of the quoted market price or fair value of a company's stock at the grant date (or a later date where the option has variable terms that depend on events after the date of grant) over the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. SFAS 123 allows but does not require that compensation cost resulting from the granting of stock options be measured and reported currently in the income statement and allocated over the remaining life of the option.

The Company has elected to follow APB 25 and provide the pro forma disclosures required under SFAS 123 with respect to stock options granted to employees. The Company will provide pro-forma information and expense information, respectively, as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the FASB Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 (“FIN 44”), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

To April 30, 2006 the Company has not granted any stock options and has not recorded any stock-based compensation.

EASTERN EXPLORATION COMPANY
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2003, the FASB issued SFAS No. 150, "Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. SFAS 123(R) is effective for all interim periods beginning after the Company’s year end of April 30, 2006. Management is currently evaluating the impact of this standard on the Company’s financial condition and results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“SFAS 153”) SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exception for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 will be effective for fiscal periods beginning after June 15, 2005. Management does not believe that the adoption of this standard will have a material impact on the Company’s financial condition or results of operations.

In addition, the FASB and Emerging Issues Task Force ("EITF") have issued a variety of interpretations including the following interpretations with wide applicability:

Financial Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities", which addresses the consolidation of variable interest entities (formerly referred to as "Special -Purpose Entities"). The Interpretation is generally in effect for interim or annual periods beginning after December 15, 2003.

In November 2002, the EITF reached a consensus on Issue 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time. EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after June 15, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the Company’s financial position or results of operations.

NOTE 3 - NATURAL RESOURCE PROPERTIES and RELATED EXPLORATION DEVELOPMENT

The Company has acquired through its President, an option to purchase a 100% undivided interest in a mining claim in the Ship Harbor Claim Block, Port Hope Simpson Area in Eastern Labrador, Newfoundland, Canada.

Under the claim agreement dated December 31, 2005, exploration expenditures are required as long as an interest is held in the claims, and minimum exploration expenditures of $12,500 and $45,000 are required on or before March 31, 2007 and 2008.

Upon exercise of the Option, the Company agrees to pay its President, commencing July 1, 2008, the sum of $35,000 per annum as long as the Company holds an interest in the Claim.

EASTERN EXPLORATION COMPANY
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2006

NOTE 4 - STOCKHOLDERS’ EQUITY

The Company’s capitalization is 75,000,000 common shares with a par value of $0.0001 per share.

On October 21, 2005 the Company issued 10,000,000 common shares at $0.0004 per share to the sole director and President of the Company for net cash proceeds of $4,000 to the Company.

On October 21, 2005 the Company issued 1,858,333 common shares to several investors at $0.006 per share for net cash proceeds of $11,150 to the Company.

On December 2, 2005 the Company issued 1,075,000 shares to several investors at $0.006 per share for net cash proceeds of $6,450 to the Company.

On January 31, 2006 the Company issued 1,241,667 shares to several investors at $0.006 per share for net cash proceeds of $7,450 to the Company.

On March 16, 2006, The Company’s shareholders approved a forward split on its common stock of five (5) shares for one (1) share of existing stock for shareholders of record on March 16, 2006. The number of common stock shares outstanding increased from 2,835,000 to 14,175,000.

As at April 30, 2006 the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company entered into an option agreement to purchase mining claims (note 3), the annual payments will be made to the sole director and President.

Eastern Exploration Company owes the sole director and President of the Company $278. There are no definite repayment terms, no security or accruing interest. Fair value cannot be determined.

NOTE 6 - INCOME TAXES

The Company has adopted the FASB No. 109 for reporting purposes. As of April 30, 2006, the Company had net operating loss carry forwards of approximately $14,515 that may be available to reduce future years’ taxable income and will expire in 2024. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax asset relating to these tax loss carryforwards.

Changes In And Disagreements With Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Delaware Revised Statutes (the “DRS”) and our bylaws.

Under the DRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$13.22
Transfer Agent fees	$1,000.00
Accounting and auditing fees and expenses	$3,000.00
Legal fees and expenses	$10,000.00
Edgar filing fees	$1,500.00
Total	$15,513.22

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 2,000,000 shares of our common stock at a price of $0.002 per share to our president, Anthony Tai, on October 21, 2005.  The total amount received from this offering was $4,000.  These shares were purchased pursuant to Regulation S of the Securities Act.

Between October 21, 2005 and January 31, 2006 we completed an offering of 835,000 shares of our common stock at a price of $0.03 per share to a total of thirty-three purchasers.  The total amount received from this offering was $25,050.  These shares were purchased pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

SHARE HOLDER	SHARES

ANTHONY TAI	2,000,000

AMY WANG	40,000

DAVID XU	40,000

EVAN WONG	40,000

WARREN WONG	40,000

HEIDI HOI MAN CHAN	40,000

HENRY WONG	40,000

RAYMOND PHU	30,000

SYLVIA WONG	30,000

HENRY WONG	30,000

MARY JANG	30,000

EARNIE CORINGTON	30,000

HUNG FUK LEE	30,000

JANICE CHAN	30,000

KEVIN FRANSEN	30,000

FLOIS ARANIS	30,000

MUOI NHI LY	30,000

NORMAN JEW	20,000

CHRISTINE LI	20,000

STAN PANG	20,000

DILLON EMMONS	20,000

JERRY LOWE	20,000

MURRAY JOHNSTON	20,000

STEVE DONG	20,000

IVAND LOVISON	20,000

AILE LY	20,000

HA TO LY	20,000

NEAL EWERS	20,000

LYDIA LAU	15,000

BAHADUR SINGH VINNING	15,000

NEVIN MAH	15,000

RONG ZHOU	10,000

RICHARD WILLIAMS	10,000

KYRON SCOTT	10,000

Stock Split

On March 16, 2006 the Company’s shareholders approved a forward split on its common stock of five (5) shares for one (1) share of existing stock fro shareholders of record on March 16, 2006. The number of common stock shares outstanding increased from 2,835,000 to 14,175,000.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation

3.2	Bylaws

5.1	Legal opinion of Timothy S. Orr, Esq., with consent to use

10.1	Mineral property option agreement dated December 31, 2005

23.1	Consent of Keith Gagnon, Mackay LLP, Chartered Accountants

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a. include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c. include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on July __, 2006.

Eastern Exploration Company

By: /s/ Anthony Tai
Anthony Tai
President, Secretary, Treasurer,
Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Anthony Tai	President, Secretary, Treasurer,	July 28, 2006
Chief Executive Officer, Principal
Anthony Tai	Financial Officer and Director